Exhibit 99.3

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
Release No. 8579 / June 2, 2005

SECURITIES EXCHANGE ACT OF 1934
Release No. 51781 / June 2, 2005

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 2252 / June 2, 2005

ADMINISTRATIVE PROCEEDING
FILE NO. 3-11940

In the Matter of	ORDER INSTITUTING PUBLIC ADMINISTRATIVE AND CEASE- AND-DESIST PROCEEDINGS
HUNTINGTON BANCSHARES, INC., THOMAS E. HOAGLIN, MICHAEL J. MCMENNAMIN, and JOHN VAN FLEET, CPA	PURSUANT TO SECTION 8A OF THE
SECURITIES ACT OF 1933 AND
SECTION 21C OF THE SECURITIES
EXCHANGE ACT OF 1934 AND RULE
102(e) OF THE COMMISSION’S RULES
OF PRACTICE, MAKING FINDINGS,
IMPOSING A CEASE-AND-DESIST
Respondents.	ORDER, IMPOSING REMEDIAL SANCTIONS, AND OTHER RELIEF

I.

     The Securities and Exchange Commission (“SEC” or “Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Huntington Bancshares, Inc. (“Huntington” or the “Bank”), Thomas E. Hoaglin (“Hoaglin”), Michael J. McMennamin (“McMennamin”), and John Van Fleet (“Van Fleet”) (collectively “Respondents”) and that public administrative proceedings be, and hereby are, instituted against Van Fleet pursuant to Rule 102(e)(1)(iii) of the Commission’s Rules of Practice.1

II.

     In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the “Offers”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, Imposing a Cease-and-Desist Order, Imposing Remedial Sanctions, and Other Relief (“Order”) as set forth below.

III.

     On the basis of this Order and Respondents’ Offers, the Commission finds2 that:

A. RESPONDENTS

     HUNTINGTON BANCSHARES, INC. is a Maryland corporation headquartered in Columbus, Ohio. Its common stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act and is traded on the NASDAQ stock market. As of December 31, 2003, Huntington had 229,008,088 shares of common stock outstanding and 27,764 shareholders of record.

     THOMAS E. HOAGLIN has been president and chief executive officer of Huntington since February 15, 2001 and its chairman since August 16, 2001.

     MICHAEL J. MCMENNAMIN was Huntington’s treasurer from November 2000 until February 15, 2005 and its chief financial officer from November 2000 until August 9, 2004. He was Huntington’s vice chairman from November 2000 until he retired from the Bank and resigned all duties effective March 31, 2005.

     JOHN VAN FLEET, who was a CPA licensed in Illinois and Ohio until September 2003, was Huntington’s corporate controller from August 2001 until August 9, 2004.

1 Rule 102(e)(1)(iii) provides, in pertinent part, that:

The Commission may . . . deny, temporarily or permanently, the privilege of appearing or practicing before it . . . to any person who is found...to have willfully violated, or willfully aided and abetted the violation of any provision of the Federal securities laws or the rules and regulations thereunder.

2 The findings herein are made pursuant to Respondents’ Offers and are not binding on any other person or entity in this or any other    proceeding.

B. SUMMARY

     This matter involves financial reporting fraud in connection with Huntington’s financial statements included in the annual reports the Bank filed with the Commission for fiscal years 2001 and 2002 in violation of Sections 17(a)(2) and 17(a)(3) of the Securities Act.3 In both years, Huntington reported inflated earnings in its financial statements, enabling the Bank to meet or exceed Wall Street analyst earnings per share (“EPS”) expectations and to meet internal EPS targets (“Target EPS”) that determined the bonuses of senior management. Using improper accounting that was qualitatively material, Huntington overstated 2001 operating earnings by $8.5 million ($.04 per share) and 2002 operating earnings by $17.1 million ($.08 per share). Without the misstatements, Huntington’s earnings would have fallen short of analyst operating earnings expectations in both years and in 2002 bonuses for Hoaglin and McMennamin, the Bank’s CEO and CFO, respectively, would have been eliminated and the bonus for Van Fleet, the Bank’s controller, would have been reduced. In 2001 and 2002, Huntington offered and sold securities pursuant to Forms S-3 and S-8 registration statements filed with the Commission under the Securities Act. The registration statements incorporated by reference materially misleading reports filed under Section 13(a) of the Exchange Act and Rule 13a-1 thereunder containing the above-described overstatements of earnings.

     Beginning in August 2002 and continuing through January 15, 2003, Huntington conducted seven due diligence meetings for the purpose of addressing financial reporting and accounting issues relevant to the certification of financial statements by Hoaglin and McMennamin, as required by the Commission under its order dated June 27, 2002 and the Sarbanes-Oxley Act of 2002 (the “Act”), 15 U.S.C. §§ 7201 et seq. The Act required Hoaglin and McMennamin, the Bank’s signing officers, to each certify that he had reviewed the financial reports at issue and that the statements of material fact contained therein were true, that no statement of material fact had been omitted, and that, based on such officer’s knowledge, the financial statements and other financial information included in the report fairly presented in all material respects the financial condition and results of operations of Huntington. Van Fleet, in consultation with outside counsel, initiated this due diligence process.

     On or about March 20, 2003, following the due diligence meetings, Hoaglin and McMennamin signed and certified Huntington’s 2002 Annual Report on Form 10-K under the provisions of the Act. At that time, Hoaglin and McMennamin signed and certified the 2002 Form
10-K, which contained untrue statements of material fact and omitted to state material facts necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

     In connection with the 2001 and 2002 annual reports filed with the Commission and disseminated to the public, Huntington engaged in improper accounting practices, enabling it to meet or exceed analysts’ expectations and to pay incentive based bonuses. Those practices included up front recognition of loan and lease origination fees that were required by accounting rules to be deferred and amortized over the term of the loan or lease; improper capitalization of commission expenses and deferral of pension costs which were required to be recognized in the period incurred; misstated reserves; improper deferral of income; and misclassification of non-operating income as operating income. As a result of its accounting misstatements, Huntington overstated 2001

3 Establishing violations of Section 17(a)(2) and 17(a)(3) does not require a showing of scienter. Aaron v. SEC, 446 U.S. 680, 697 (1980).

operating earnings of $293.5 million by $8.5 million ($.04 per share) and 2002 operating earnings of $328.5 by $17.1 million ($.08 per share). Had it not been for the accounting misstatements, Huntington’s reported operating EPS for 2001 and 2002 would have been $1.13 and $1.27, respectively, short of Wall Street analyst expectations and senior management’s EPS bonus targets, instead of the $1.17 operating EPS it actually reported for 2001 and the $1.35 operating EPS reported for 2002.

     As a consequence of these actions, Huntington violated Sections 17(a)(2) and 17(a)(3) of the Securities Act and Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act, and Rules 12b-20 and 13a-1 thereunder. With respect to fiscal year 2002, Hoaglin, as Chief Executive Officer, caused Huntington’s violations of Section 17(a)(2) of the Securities Act and Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder and directly violated Exchange Act Rule 13a-14. McMennamin and Van Fleet violated Sections 17(a)(2) and 17(a)(3) of the Securities Act, Section 13(b)(5) of the Exchange Act and Rule 13b2-1 thereunder, and caused Huntington’s violations of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder, and McMennamin directly violated Exchange Act Rule 13a-14.

C. FACTS

     1. Overview of Accounting Principles

     The SEC Staff Accounting Bulletin No. 99 (“SAB 99”), issued in August 1999, states that qualitative factors may cause a misstatement of an item in a financial statement of a quantitatively small amount to be material, including, particularly relevant to Huntington, whether the misstatement hides a failure to meet analysts’ consensus expectations and whether the misstatement has the effect of increasing management’s compensation by satisfying requirements for the award of bonuses or other forms of incentive compensation.

     During 2001 and 2002, Huntington failed to account for fees received in connection with the origination of automobile lease financing and loans, in accordance with generally accepted accounting principles (“GAAP”), as required by Statement of Financial Accounting Standards No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“FAS 91”). FAS 91 requires that “[l]oan origination fees shall be deferred and recognized over the life of the loan as an adjustment of yield (interest income)” unless the difference between this method and an alternative accounting treatment is not material. Contrary to this requirement, beginning in 1997, with the concurrence of its outside auditors, Huntington recognized all such fees as income in the period received.

     During 2001 and 2002, Huntington also improperly deferred, rather than expensed, sales commissions paid to Bank employees for obtaining certain new deposit accounts. Under GAAP, as stated in ¶ 86b of Statement of Financial Accounting Concepts No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, “[m]any expenses, such as selling and administrative salaries, are recognized during the period in which cash is spent or liabilities are incurred for goods and services that are used up either simultaneously with acquisition or soon after.” Huntington began this practice in 1997, with the concurrence of its outside auditors.

     In 2002, Huntington changed its method of accounting for pension settlement costs from immediately expensing the cost in the period incurred to deferring the cost and amortizing it over approximately eight years. This accounting change was not disclosed in the Bank’s financial statements. Accounting Principles Board (“APB”) Opinion No. 20, states:

The Board concludes that in the preparation of financial statements there is a presumption that an accounting principle once adopted should not be changed in accounting for events and transactions of a similar type. Consistent use of accounting principles from one accounting period to another enhances the utility of financial statements to users by facilitating analysis and understanding of comparative accounting data ... the presumption that an entity should not change an accounting principle may be overcome only if the enterprise justifies the use of an alternative acceptable accounting principle on the basis that it is preferable ... the nature of and justification for a change in accounting principle and its effect on income should be disclosed in the financial statements of the period in which the change is made. The justification for the change should explain clearly why the newly adopted accounting principle is preferable.

Huntington did not justify or explain why its newly adopted accounting method for pension settlement costs was preferable in its 2002 financial statements.

     Huntington historically maintained a “leakage reserve” in its financial statements to cover uninsured losses incurred when the decline in value of leased automobiles at lease expiration exceeded expectations. For the first time, at year-end 2002, the Bank discounted the reserve under a present value concept, in violation of GAAP. FAS 5, Accounting for Contingencies, contains the relevant standards for accruing probable losses, such as Huntington’s leakage reserve. FAS 5 requires that, “[a]n estimated loss from a loss contingency ... shall be accrued by a charge to income” if it is probable that a liability had been incurred and the amount of loss can be reasonably estimated. FAS 5 does not permit present value techniques to be used to estimate the range of loss.

     2. The Management Incentive Plan

     Huntington’s compensation of its senior management personnel included a bonus component calculated in accordance with its Management Incentive Plan (the “Plan”). Prior to 2001, Huntington’s senior officer bonuses were determined by corporate performance as measured by return on shareholder equity. In 2001, the Compensation Committee, based on Hoaglin’s recommendation, changed the Plan for Group 1 participants to a single benchmark: EPS. In 2001, under the Plan, bonuses were triggered if specific EPS targets were met: EPS of $1.15 for the minimum bonus, $1.18 for the target bonus, and $1.25 or above for the maximum bonus (with differing amounts due at each cent of differential earnings within those ranges). Although Hoaglin was a Group 1 participant in 2001, under his employment contract he was guaranteed a minimum bonus of $420,000 for that year. In 2001, while other performance based factors also affected the bonuses of McMennamin and Van Fleet, 75% of McMennamin’s bonus and 25% of Van Fleet’s bonus were based on the EPS targets.

     In 2002, Group 1 bonuses were based entirely on meeting EPS targets: EPS of $1.32 for the minimum bonus, $1.35 for the target bonus, and $1.40 or above for the maximum bonus (again, with differing amounts due at each cent of differential earnings within those ranges). That year, bonuses for Hoaglin and McMennamin were based entirely on the EPS targets and 40% of Van Fleet’s bonus was based on the EPS targets.

     Under the Plan, Huntington’s Compensation Committee could reduce or eliminate an award in light of “extraordinary events,” including asset write-downs; litigation or claim judgments or settlements; the effect of changes in the law, accounting principles or other provisions affecting reported results; accruals for reorganization and restructuring programs; capital gains and losses; special charges in connection with mergers and acquisitions; and any extraordinary, non-recurring items as described in APB No. 30. In 2001, the Compensation Committee based the EPS component of management bonuses on Huntington’s operating EPS, excluding approximately $115 million of restructuring and special charges and $14 million in losses from the sale of the Bank’s Florida operations from the bonus computations. In 2002, according to a memorandum from Hoaglin dated March 29, 2002 summarizing the plan for beneficiaries, “any special charges or significant accounting rule changes that occur in 2002, will neither benefit nor negatively effect the [EPS] calculation under this plan....” In 2002, the Compensation Committee again based the EPS aspect of management bonuses strictly on the Bank’s operating EPS, excluding approximately $73 million in gains (realized from the sale of Florida operations and Huntington’s merchant services business) and approximately $38 million in losses (recorded for restructuring and special charges) from the bonus computations.

     3. Huntington’s Earnings Guidance to the Public

     In both 2001 and 2002, Huntington released predictions to analysts and the public for expected “operating earnings” for the year. The guidance was reviewed and revised in quarterly earnings announcements and analyst calls. Based in part on these predictions, Wall Street analysts estimated what they believed would be Huntington’s operating EPS. The average of the estimates of the analysts was commonly referred to as the “consensus estimate.” In July 2001, after Hoaglin became CEO, Huntington estimated operating EPS of $1.15 to $1.17 for the 2001 year. The analyst consensus operating EPS estimate for 2001 was $1.17 per share. In a January 2002 press release, Huntington announced it anticipated 2002 EPS of $1.32 to $1.36 per share. In April 2002 and again in July 2002, Hoaglin told the public that he was comfortable with the previous guidance. On October 17, 2002, in discussing Huntington’s quarterly numbers on a conference call, Hoaglin said that Huntington expected EPS of $.34 to $.35 for the fourth quarter. The analyst consensus estimate for the fourth quarter was $.35 per share and $1.33 for the full year 2002.

     4. Huntington’s 2001 Form 10-K

     Pursuant to FAS 91, the Bank was required to recognize loan and lease origination fees and costs over the life of the loan or lease unless the difference between this method and an alternative method was not material. Despite the materiality of the difference in method, the Bank recognized the fees as income in the period received and deferred the associated costs. In

1997, before Hoaglin and McMennamin joined the Bank and before Van Fleet became controller at the Bank, Huntington changed its historical practice, which complied with FAS 91, and began recognizing origination fees as income entirely in the period received while deferring the related costs paid to automobile dealers for placing leases with Huntington. Huntington continued its improper non-GAAP accounting for loan and lease origination fees and costs in 2001 and 2002.

     Huntington’s disclosure of its accounting policy for origination costs and fees in its 2001 Form 10-K at Note 1 to the financial statements stated “[n]et direct loan origination costs/fees, when material, are deferred and amortized over the term of the loan as a yield adjustment.” However, until August 2002, Huntington failed to determine whether the difference between its changed accounting treatment of loan and lease origination fees and the treatment required under FAS 91 was material, and deferred no loan origination fees at all in 2002.

     Beginning about 1997, Huntington also changed its historical practice of expensing sales commissions paid to employees for originating deposit accounts in the year paid, and began amortizing them over the expected life of the accounts. Although not specifically addressed in the accounting pronouncements, it is a generally accepted accounting practice to expense sales commissions in the period paid. Huntington continued this improper non-GAAP practice in 2001 and 2002.

     Huntington learned in the fourth quarter of 2001 that it had a gain resulting from an increase in the cash surrender value of certain bank owned insurance life insurance (“BOLI”) on the lives of key bank officers, of which the Bank was beneficiary. In November 2001, McMennamin recommended to Hoaglin that, rather than recognizing the gain in that period, Huntington “save it” for 2002, because Huntington would meet the street earnings consensus EPS estimates in 2001 without the gain. Accordingly, Huntington improperly postponed recognition of the 2001 gain to 2002. This accounting item was never discussed or reviewed at any of the 2002 due diligence meetings.

     5. Impact of 2001 Accounting Misstatements on Operating Earnings and EPS

     Huntington’s 2001 accounting misstatements increased its operating earnings in 2001 and enabled it to meet analyst consensus estimates of $1.17 per share. The extent of the misstatements on earnings and EPS is set forth in the table below:

		Amount (in	Operating
Year		thousands)	EPS
2001	Huntington’s operating earnings in Form 10-K	$293,522	$1.17
	Improper accounting for loan origination fees	(9,847)	(.04)
	Improper accounting for commission expenses	(1,582)	(.01)
	Improper accounting for officers’ life insurance	2,882	.01
	Actual operating earnings	$284,975	$1.13

     6. The 2002 Earnings Initiative

     McMennamin prepared Full Year Forecasts (“FYF”) to track operating earnings and EPS. The FYF prepared for January 2002 revealed that earnings were anticipated to be materially less than the guidance Hoaglin and McMennamin had given analysts. McMennamin prepared a memorandum dated March 17, 2002, entitled “2002 Earnings Initiative,” summarizing the earnings to date and the projections for the rest of 2002. The memorandum made clear that first quarter EPS of $.28, was short of the $.31 EPS guidance previously given to analysts and that substantial additional initiatives would be needed in order to meet analyst earnings expectations for the year. McMennamin recommended to Hoaglin that the Bank revise its earnings guidance to disclose the lower than projected earnings. Thereafter, the Bank made a series of accounting adjustments, eliminating the forecast of earnings shortfall and allowing Huntington to report to investors and analysts that first quarter operating EPS were $.31 as projected.

     7. The 2002 CEO/CFO Certification Due Diligence Meetings

     On July 26, 2002, Huntington’s outside counsel sent a memorandum to Hoaglin, McMennamin, Van Fleet, and other Huntington executives, addressing the certification requirements ordered by the SEC in June 2002. The memorandum lays out the materiality requirements specified by SAB 99 and states that to determine materiality of an accounting misstatement or omission required the Bank to consider qualitative factors, including whether the impact of the accounting misstatements or omissions affected executive compensation or hid a failure to meet analyst consensus expectations.

     On August 4, 2002, senior executives from Huntington began a series of “due diligence” meetings in anticipation of the signing and filing of the certifications by Hoaglin and McMennamin, as the Bank’s CEO and CFO, respectively. McMennamin, Van Fleet, and senior members of Huntington’s legal department attended the August 4, 2002 meeting as did the Bank’s outside audit senior manager and Huntington’s outside counsel. The senior executives in attendance were cognizant of the qualitative as well as quantitative standards for determining materiality, as described in the memorandum from outside counsel dated July 26, 2002. The consensus was that the only possibly relevant SAB 99 qualitative materiality factor was whether the item under consideration concerned a segment or other portion of business that had been identified as playing a significant role in the Bank’s operations or profitability as it related to the potential impact of FAS 91 on the accounting treatment of loan and lease acquisition fees.

     An additional due diligence meeting was held on August 8, 2002 to follow up on the FAS 91 issues. The senior managers, executives and others in attendance, including the Bank’s outside audit engagement partner, decided that the FAS 91 issues, including the issue related to deposit commissions, were not material either individually or in the aggregate. Additional due diligence meetings were held on August 12, and then in October 2002, November 2002, and

January 2003. Each of the aforementioned accounting misstatements made by Huntington that had the effect of overstating operating earnings, other than its failure to properly recognize the gain on the increase in the value of BOLI in 2001 rather than 2002, was discussed at the due diligence meetings. In the final due diligence meeting held on January 15, 2003, which Hoaglin, McMennamin, Van Fleet, senior members of Huntington’s legal department, and the Bank’s outside auditor all attended, the group reviewed each of the accounting misstatements (other than BOLI) and decided that none of the items was material. However, the senior executives of the Bank failed to follow the procedures for determining materiality under SAB 99 provided by Huntington’s outside counsel. At the time of their participation in the due diligence meetings, Hoaglin, McMennamin, and Van Fleet all knew or should have known the impact the accounting misstatements had on bonuses and the Bank’s ability to meet analyst expectations.

     8. Huntington’s 2002 Form 10-K

     In 2002, the Bank continued the non-GAAP accounting practice of recording as income in the period received the entire amount of loan and lease origination fees and deferring the costs associated with those fees. In 2002, Huntington continued its non-GAAP accounting practice of capitalizing and amortizing the costs of deposit commissions rather than expensing the costs in the period paid. Huntington also improperly recognized as income in 2002 the gain resulting from the increase in the cash surrender value of BOLI that the Bank had realized in 2001.

     In October 2002, Huntingon’s pension actuary advised Van Fleet that there would be a pension settlement loss of $3.4 million. After conferring with the Bank’s outside auditors, who concluded that the change was not inappropriate and was not sufficiently material to require disclosure, McMennamin and Van Fleet changed the Bank’s accounting method from expensing the loss in the period incurred to deferring the loss and amortizing it against income over eight years, thereby increasing Huntington’s 2002 reported after-tax earnings by $2.2 million, or one cent per share. Even though qualitatively material, the accounting change was not disclosed in Huntington’s 2002 financial statements as required by GAAP. Huntington failed to apply its accounting policy for pension settlement costs consistently from year to year and failed to disclose in its financial statements, as required by APB No. 20, the nature of and justification for its change in accounting principle, and the effect on income.

     Just before Huntington’s books were closed on January 4, 2003, they reflected operating EPS of $1.338, short of Huntington’s internal operating EPS target of $1.35. That same day, Van Fleet directed the Assistant Controller to release $2.2 million from a previously analyzed restructuring reserve ($1.4 million on an after tax basis), thereby increasing earnings per share by $.008 and boosting full year operating earnings per share to $1.346. That number was rounded up to $1.35, precisely the target operating EPS. Although the amount of the reduction in the reserve may have been appropriate, Huntington improperly reported the $2.2 million reserve reversal as operating income in its financial statements even though the reserves established in 2001 and 2002 had been recorded as non-operating special charges. The misclassification allowed Huntington to meet its target EPS of $1.35 per share and materially affected senior management bonuses.

     Each quarter, Huntington and its risk management group estimated a “leakage reserve” to cover uninsured losses incurred when the decline in value of leased automobiles at lease expiration exceeded the insured value. Historically, the reserve was set within the range estimated by the Bank’s risk management group. On January 6, 2003, Huntington’s risk management group completed its analysis of the reserve, estimating it to range from $22.9 to $33.26 million. Setting the reserve at $22.9 million, the low end of that range, would have required Huntington to record an expense of $2.7 million (the difference between the $22.9 million and the then balance on the books of $20.2 million), which would have reduced Huntington’s operating earnings on an after tax basis by $1.8 million, or one cent per share. Van Fleet was advised that on a present value basis the low end of the range for the reserve would be approximately $21.2 million. Van Fleet used this information to prepare a schedule given to the January 15 due diligence participants, which showed that using a 5% discount rate, the present value of the estimated range for the leakage reserve ranged from $21.2 million to $30.8 million. The Bank had never before discounted the reserve in this manner. The book balance of $20.2 million, which was still $1 million less than the amount calculated improperly using the present value analysis remained unchanged. By failing to adjust its books and records and financial statements to properly reflect the calculated reserve, Huntington violated GAAP. Hoaglin, who received a copy of the January 11 meeting minutes and attended the January 15 meeting at which the issue was discussed, and McMennamin and Van Fleet, who attended both meetings, all knew about the misstatement before the 2002 Form 10-K was filed. By failing to make the adjustment, Huntington overstated its 2002 operating earnings by $1.8 million, or one cent per share.

     9. Impact of 2002 Accounting Misstatements on Operating Earnings and EPS

     In 2002, the accounting misstatements enabled Huntington to report operating earnings per share of $1.35, beating consensus analyst estimates for 2002 by $.02 and precisely meeting Target EPS bonus levels. The impact of the misstatements on earnings and earnings per share is set forth in the table below:

		Amount (in	Operating
Year		thousands)	EPS
2002	Reported operating earnings in Form 10-K	$328,522	$1.35
	Improper accounting for loan origination fees	(7,957)	(.037)
	Improper accounting for commission expenses	(875)	(.003)
	Improper accounting for officers’ life insurance	(2,882)	(.01)
	Improper accounting for pension expense	(2,193)	(.01)
	Improper classification of restructuring reserve	(1,430)	(.01)
	Improper accounting for auto residual reserve	(1,755)	(.01)
	Actual operating earnings	$311,430	$1.27

     10. The November 14, 2003 Restatement

     On July 17, 2003, Huntington issued a press release announcing a series of voluntary steps in reaction to the Commission’s investigation, including a decision to restate its earnings to address certain accounting issues. On November 14, 2003 Huntington filed an amended Form
10-K with the Commission which restated its 2001 and 2002 earnings. The restatement corrected the improper accounting for loan and lease origination fees and costs, commission expenses, pension settlement costs, and officer’s life insurance gain.

D. LEGAL ANALYSIS

     Section 17(a)(2) of the Securities Act prohibits obtaining money or property by means of untrue statements of material fact or misleading omissions of material fact in the offer or sale of securities. Section 17(a)(3) of the Securities Act prohibits engaging in transactions, practices or courses of business which operate or would operate as a fraud or deceit upon the purchaser in the offer or sale of securities. Information is material where there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. Basic Inc. v. Levinson, 485 U.S. 224, 231-32 (1988). Establishing violations of Sections 17(a)(2) and 17(a)(3) does not require a showing of scienter. Aaron v. SEC, 446 U.S. 680, 697 (1980). Under SAB 99, misstatements in financial statements of even a small magnitude may be material depending on the surrounding facts and circumstances. See Ganino v. Citizens Utilities Co., 228 F.3d 154, 162-64 (2d Cir. 2000) (rejecting holding that 1.7% overstatement of revenues was immaterial as a matter of law). And SAB 99 notes that materiality is defined in qualitative as well as quantitative terms and states that accounting adjustments that affect executive compensation or hide a failure to meet analyst consensus expectations may be material. Moreover, materiality of misstatements in financial statements can be established by subsequent corrective accounting action (such as a restatement). See In re Peritus Software Services, Inc. Securities Litigation, 52 F. Supp.2d 211, 223 (D. Mass. 1999). Form 10-K requires included financial statements to contain the information required by Regulation S-X, which in turn provides that financial statements in Commission filings that do not comply with GAAP are presumed misleading. See Regulation S-X, 17 C.F.R. Section 210.4-01(a)(1).

     Huntington, McMennamin, and Van Fleet violated Sections 17(a)(2) and 17(a)(3) of the Securities Act in 2001 and 2002. Hoaglin caused Huntington’s 2002 violation of Section 17(a)(2) of the Securities Act. Huntington’s November 14, 2003 amended Form 10-K restated its financial condition at December 31, 2002 and 2001 and its results of operations for each of the three years ended December 31, 2002 to (1) apply on a retroactive basis, deferral accounting for loan and lease origination fees and costs as required under FAS 91; (2) correct for the errors in deferring fees paid to originate deposits; (3) recognize the gain on BOLI in 2001 rather than

2002; and (4) recognize the $2.2 million pension settlement cost in 2002. Huntington’s restatements are admissions of material errors in violation of GAAP, which requires restatement only for material financial misstatements. In addition to the four restated items, Huntington misstated a special non-operating reserve for restructuring its Florida banking and insurance operations, and its auto residual value or “leakage reserve,” enabling the Company to meet analysts’ expectations and triggering executive bonuses. All of Huntington’s accounting adjustments were qualitatively material misstatements. All of the accounting adjustments directly or indirectly increased reported income during a period by causing improper recording of revenue or deferring of expenses. Huntington’s decisions to improperly recognize revenue and defer expenses, fail to disclose changes in accounting methods, and misclassify earnings enabled the Bank to meet or exceed analysts’ expectations and increase management bonuses.

     Section 13(a) of the Exchange Act and Rule 13a-1 thereunder require all issuers with securities registered under Section 12 of the Exchange Act to file annual reports. Exchange Act Rule 12b-20 further requires that, in addition to the information expressly required to be included in such reports, the issuer must include such additional material information as may be necessary to make the required statements, in light of the circumstances under which they were made, not misleading. The obligation to file these periodic reports includes the obligation that they be complete and accurate in all material respects. See, e.g., SEC v. Savoy Indus., Inc., 587 F.2d 1149, 1165 (D.C. Cir. 1978), cert. denied, 440 U.S. 913 (1979); United States v. Bilzerian, 926 F.2d 1285, 1298 (2d Cir.), cert. denied, 502 U.S. 813 (1991). No showing of scienter is necessary to establish a violation of Section 13(a) of the Exchange Act and Rules 13a-1 and 12b-20. See Savoy Indus., Inc., 587 F.2d at 1167; SEC v. Wills, 472 F. Supp. 1250, 1268 (D.D.C. 1978). Rule 13a-1 requires the filing of annual reports that comply with the Commission’s Regulation S-X, which requires that financial statements be presented in conformity with GAAP.

     Huntington violated Section 13(a) of the Exchange Act and Exchange Act Rules 12b-20 and 13a-1 by incorporating materially false and misleading financial statements in its annual reports for 2001 and 2002. The financial statements were false and misleading because they were not presented in conformity with GAAP. The financial statements improperly recognized loan and lease origination fees as income, improperly capitalized commission expenses, improperly deferred pension costs, misstated reserves, improperly deferred income, and misclassified non-operating income, enabling the Company to meet analysts’ expectations and triggering management bonuses for Hoaglin, McMennamin, Van Fleet, and others. By engaging in the conduct described above, McMennamin and Van Fleet caused Huntington’s 2001 and 2002 violations of Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder and Hoaglin caused Huntington’s 2002 violations of Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.

     Section 13(b)(2)(A) of the Exchange Act requires issuers to “make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer.” Section 13(b)(2)(B) of the Exchange Act requires issuers to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain the accountability of assets. No showing of scienter is necessary to establish a violation of Section 13(b)(2)(A) or 13(b)(2)(B).

See SEC v. World-Wide Coin Investments, Ltd., 567 F. Supp. 724, 749-51 (N.D. Ga. 1983). Section 13(b)(5) of the Exchange Act prohibits any person from knowingly circumventing or knowingly failing to implement a system of internal accounting controls or knowingly falsifying any book, record, or account required to be made and kept by Section 13(b)(2) of the Exchange Act. Rule 13b2-1 prohibits any person from directly or indirectly falsifying or causing to be falsified any book, record, or account subject to Section 13(b)(2)(A) of the Exchange Act. Huntington violated Sections 13(b)(2)(A) and (B) in 2001 and 2002 by failing to maintain sufficient internal accounting controls. In 2001 and 2002, McMennamin and Van Fleet violated Section 13(b)(5) of the Exchange Act and Rule 13b2-1 thereunder and caused Huntington’s violations of Sections 13(b)(2)(A) and (B) of the Exchange Act. Hoaglin caused Huntington’s violations of Sections 13(b)(2)(A) and (B) of the Exchange Act in 2002.

     Rule 13a-14 of the Exchange Act requires an issuer’s Chief Executive Officer and Chief Financial Officer to certify the financial information contained in the issuer’s quarterly and annual reports. Huntington’s CEO and CFO, Hoaglin and McMennamin, violated Exchange Act Rule 13a-14 by certifying to the Commission that Huntington’s Form 10-K for 2002: (1) was complete and accurate; (2) fairly presented the financial condition of Huntington; and (3) did not contain any untrue statements. The certifications were inaccurate because, as discussed above, the report contained material misstatements and omissions, the financial statements did not fairly present Huntington’s true financial condition, and the procedures utilized by Huntington in support of the certifications were deficient.

     Based on the foregoing, the Commission finds that: (i) Huntington violated Section 17(a)(2) and 17(a)(3) of the Securities Act and Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act, and Rules 12b-20 and 13a-1 thereunder; (ii) Hoaglin caused Huntington’s violations of Section 17(a)(2) of the Securities Act and Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act, and Rules 12b-20 and 13a-1 thereunder; (iii) McMennamin and Van Fleet violated Sections 17(a)(2) and 17(a)(3) of the Securities Act, Section 13(b)(5) of the Exchange Act, and Rule 13b2-1 thereunder and caused Huntington’s violations of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act, and Rules 12b-20 and 13a-1 thereunder; (iv) Hoaglin and McMennamin violated Exchange Act Rule 13a-14; and (v) Van Fleet willfully4 violated Sections 17(a)(2) and 17(a)(3) of the Securities Act, Section 13(b)(5) of the Exchange Act, and Rule 13b2-1 thereunder.

E. UNDERTAKING

     McMennamin undertakes and agrees that for a period of five years from the date of the issuance of the Order that he will not act as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act [15 U.S.C. § 78(l)] or that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. § 78o(d)]. In

[4]	“Willfully” as used in this Order means intentionally committing the act that constitutes the violation. See Wonsover v. SEC, 205 F.3d 408, 414 (D.C. Cir. 2000); Tager v. SEC, 344 F.2d 5, 8 (2d Cir. 1965). There is no requirement that the actor also be aware that he or she is violating one of the Rules or Acts.

determining whether to accept McMennamin’s Offer, the Commission has considered this undertaking.

IV.

     In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents’ Offers.

     Accordingly, IT IS HEREBY ORDERED, pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act that:

A. Respondent Huntington shall cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.

B. Respondent Huntington shall, within thirty (30) days of the entry of this Order, pay disgorgement of $1 to the United States Treasury. Such payment shall be: (A) made by United States postal money order, certified check, bank cashier’s check or bank money order; (B) made payable to the Securities and Exchange Commission; (C) hand-delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Stop 0-3, Alexandria, VA 22312; and (D) submitted under cover letter that identifies Huntington Bancshares, Inc. as a Respondent in these proceedings, the file number of these proceedings, a copy of which cover letter and money order or check shall be sent to Alan M. Lieberman, Assistant Chief Litigation Counsel, Division of Enforcement, Securities and Exchange Commission, 450 5th Street N.W., Washington, D.C. 20549-0911.

C. Respondent Hoaglin shall cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act and Rule 13a-14 under the Exchange Act, and from causing any violations and any future violations of Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.

D. Respondent Hoaglin shall, within thirty (30) days of the entry of this Order, pay disgorgement of $480,000 and prejudgment interest of $37,609.29, for a total amount of $517,609.29, to the United States Treasury. Such payment shall be: (A) made by United States postal money order, certified check, bank cashier’s check or bank money order; (B) made payable to the Securities and Exchange Commission; (C) hand-delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Stop 0-3, Alexandria, VA 22312; and (D) submitted under cover letter that identifies Thomas E. Hoaglin as Respondent in these proceedings, the file number of these proceedings, a copy of which cover letter and money order or check shall be sent to Alan M. Lieberman, Assistant Chief Litigation Counsel, Division of Enforcement, Securities and Exchange Commission, 450 5th Street N.W., Washington, D.C. 20549-0911.

E. Respondent McMennamin shall cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 13(b)(5) of the Exchange Act and Rules 13b2-1 and 13a-14 thereunder and from causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.

F. Respondent McMennamin shall, within thirty (30) days of the entry of this Order, pay disgorgement of $240,000 and prejudgment interest of $25,215, for a total amount of $265,215, to the United States Treasury. Such payment shall be: (A) made by United States postal money order, certified check, bank cashier’s check or bank money order; (B) made payable to the Securities and Exchange Commission; (C) hand-delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Stop
0-3, Alexandria, VA 22312; and (D) submitted under cover letter that identifies Michael J. McMennamin as Respondent in these proceedings, the file number of these proceedings, a copy of which cover letter and money order or check shall be sent to Alan M. Lieberman, Assistant Chief Litigation Counsel, Division of Enforcement, Securities and Exchange Commission, 450 5th Street N.W., Washington, D.C. 20549-0911.

G. Respondent Van Fleet shall cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 13(b)(5) of the Exchange Act and Rule 13b2-1 thereunder and from causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.

H. Respondent Van Fleet shall, within thirty (30) days of the entry of this Order, pay disgorgement of $25,000 and prejudgment interest of $1,660, for a total amount of $26,660, to the United States Treasury. Such payment shall be: (A) made by United States postal money order, certified check, bank cashier’s check or bank money order; (B) made payable to the Securities and Exchange Commission; (C) hand-delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Stop
0-3, Alexandria, VA 22312; and (D) submitted under cover letter that identifies John Van Fleet as Respondent in these proceedings, the file number of these proceedings, a copy of which cover letter and money order or check shall be sent to Alan M. Lieberman, Assistant Chief Litigation Counsel, Division of Enforcement, Securities and Exchange Commission, 450 5th Street N.W., Washington, D.C. 20549-0911.

I. It is also Ordered, pursuant to Rule 102(e)(1) of the Commission’s Rules of Practice that Respondent Van Fleet is denied the privilege of appearing or practicing before the Commission as an accountant.

J. After two years from the date of this order, Respondent Van Fleet may request that the Commission consider his reinstatement by submitting an application (attention: Office of the Chief Accountant) to resume appearing or practicing before the Commission as:

          1. a preparer or reviewer, or a person responsible for the preparation or review, of any public company’s financial statements that are filed with the Commission. Such an application must satisfy the Commission that Respondent’s work in his practice before the Commission will be reviewed either by the independent audit committee of the public company for which he works or in some other acceptable manner, as long as he practices before the Commission in this capacity; and/or

          2. an independent accountant. Such an application must satisfy the Commission that:

               (a) Respondent Van Fleet, or the public accounting firm with which he is associated, is registered with the Public Company Accounting Oversight Board (“Board”) in accordance with the Sarbanes-Oxley Act of 2002, and such registration continues to be effective;

               (b) Respondent Van Fleet, or the registered public accounting firm with which he is associated, has been inspected by the Board and that inspection did not identify any criticisms of or potential defects in the respondent’s or the firm’s quality control system that would indicate that the respondent will not receive appropriate supervision or, if the Board has not conducted an inspection, has received an unqualified report relating to his, or the firm’s, most recent peer review conducted in accordance with the guidelines adopted by the former SEC Practice Section of the American Institute of Certified Public Accountants Division for CPA Firms or an organization providing equivalent oversight and quality control functions;

               (c) Respondent Van Fleet has resolved all disciplinary issues with the Board, and has complied with all terms and conditions of any sanctions imposed by the Board (other than reinstatement by the Commission); and

               (d) Respondent Van Fleet acknowledges his responsibility, as long as Respondent appears or practices before the Commission as an independent accountant, to comply with all requirements of the Commission and the Board, including, but not limited to, all requirements relating to registration, inspections, concurring partner reviews and quality control standards.

K. The Commission will consider an application by Respondent Van Fleet to resume appearing or practicing before the Commission provided that his state CPA license is current and he has resolved all other disciplinary issues with the applicable state boards of accountancy. However, if state licensure is dependant on reinstatement by the Commission, the Commission will consider an application on its other merits. The Commission’s review may include consideration of, in addition to the matters referenced above, any other matters relating to Respondent Van Fleet’s character, integrity, professional conduct, or qualifications to appear or practice before the Commission.

L. There shall be, pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund established for the funds described in Section IV.

By the Commission.

Jonathan G. Katz
Secretary